Exhibit 99.1

CROWN PINE TIMBER 1, L.P. AND AFFILIATED ENTITIES

Combined Carve-Out Financial Statements

December 31, 2017, 2016 and 2015

(With Independent Auditors’ Report Thereon)

KPMG LLP
Suite 3800
1300 South West Fifth Avenue
Portland, OR 97201

Independent Auditors’ Report

The Board of Directors

Crown Pine Timber 1:

Report on the Financial Statements

We have audited the accompanying combined carve-out financial statements of Crown Pine Timber 1, L.P. and Affiliated Entities, which comprise the combined carve-out balance sheets as of December 31, 2017, 2016 and 2015, and the related combined carve-out statements of operations, combined carve-out statements of partners’ capital, and combined carve-out statements of cash flows for the years then ended, and the related notes to the combined carve-out financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined carve-out financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined carve-out financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined carve-out financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

KPMG International Cooperative (“KPMG International”), a Swiss entity.

Opinion

In our opinion, the combined carve-out financial statements referred to above present fairly, in all material respects, the financial position of Crown Pine Timber 1, L.P. and Affiliated Entities as of December 31, 2017, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Portland, Oregon

May 16, 2018

CROWN PINE TIMBER 1, LP

AND AFFILIATED ENTITIES

Combined Carve-Out Balance Sheets

December 31, 2017, 2016, and 2015

(Dollar amounts in thousands)

	2017	2016	2015
Assets

Current assets:
Accounts receivable	$2,238	2,154	3,705
Prepaid expenses and other current assets	157	25	25
Inventory	3,658	3,438	3,473

Total current assets	6,053	5,617	7,203

Timber and timberlands, net	1,584,753	1,596,157	1,610,051
Buildings and equipment, net	680	717	714

Total assets	$1,591,486	1,602,491	1,617,968

Liabilities and Partners’ Capital

Current liabilities:
Accounts payable and accrued liabilities	$8,450	8,097	7,669
Deferred revenue	4,081	4,051	4,067

Total current liabilities	12,531	12,148	11,736

Partners’ capital	1,578,955	1,590,343	1,606,232

Total liabilities and partners’ capital	$1,591,486	1,602,491	1,617,968

See accompanying notes to combined carve-out financial statements.

CROWN PINE TIMBER 1, LP

AND AFFILIATED ENTITIES

Combined Carve-Out Statements of Operations

Years ended December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

	2017	2016	2015
Revenues:
Log and stumpage sales	$82,556	97,719	96,243
Other revenue	15,659	13,700	15,425

Total revenues	98,215	111,419	111,668

Operating costs:
Cost of logs harvested	60,813	66,858	61,723
Depreciation, depletion, and amortization	17,531	20,165	17,851
Forest management and engineering expenses	6,259	4,540	7,165
Selling, general, and administrative expenses	13,456	14,585	12,464
Gain on disposal of timber, timberland, and equipment	(265)	(390)	(1,169)

Net income	$421	5,661	13,634

See accompanying notes to combined carve-out financial statements.

CROWN PINE TIMBER 1, LP

AND AFFILIATED ENTITIES

Combined Carve-Out Statements of Partners’ Capital

Years ended December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

	Crown Pine	Crown Pine	CPT
	Parent LP	REIT, Inc.	LogCo, LLC	Total
Balance, December 31, 2014	$1,314,301	303,441	1,863	1,619,605
Net income	10,610	2,449	575	13,634
Net transactions with partners	(20,671)	(4,773)	(1,563)	(27,007)

Balance, December 31, 2015	$1,304,240	301,117	875	1,606,232
Net income	3,123	721	1,817	5,661
Net transactions with partners	(14,578)	(3,366)	(3,606)	(21,550)

Balance, December 31, 2016	1,292,785	298,472	(914)	1,590,343
Net (loss) income	(1,143)	(264)	1,828	421
Net transactions with partners	(9,669)	(2,232)	92	(11,809)

Balance, December 31, 2017	$1,281,973	295,976	1,006	1,578,955

See accompanying notes to combined carve-out financial statements.

CROWN PINE TIMBER 1, LP

AND AFFILIATED ENTITIES

Combined Carve-Out Statements of Cash Flows

Years ended December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

	2017	2016	2015
Cash flows from operating activities:
Net income	$421	5,661	13,634
Adjustments to reconcile income to net cash from operating activities:
Depreciation, depletion, and amortization	17,531	20,165	17,851
Gain on disposal of timber, timberland, and equipment	(265)	(390)	(1,169)
Changes in operating accounts:
Accounts receivable	(84)	1,551	(478)
Prepaid expenses and other current assets	(132)	—	34
Inventory	(220)	35	(571)
Accounts payable and accrued liabilities	353	428	1,297
Deferred revenue	30	(16)	130

Net cash provided by operating activities	17,634	27,434	30,728

Cash flows from investing activities:
Timber, timberlands and road additions	(6,018)	(7,190)	(6,140)
Building and equipment additions	(92)	(112)	(60)
Proceeds from sale of timber, timberland and equipment	285	1,418	2,479

Net cash used in investing activities	(5,825)	(5,884)	(3,721)

Cash flows from financing activities:
Net transactions with partners	(11,809)	(21,550)	(27,007)

Net cash used in financing activities	(11,809)	(21,550)	(27,007)

Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents, beginning of year	—	—	—

Cash and cash equivalents, end of year	$—	—	—

See accompanying notes to combined carve-out financial statements.

CROWN PINE TIMBER 1, L.P. AND AFFILIATED ENTITIES

Notes to Combined Carve-Out Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

(1)	Organization, Nature of Operations, and Basis of Presentation

(a)	Organization and Nature of Operations

Crown Pine Timber 1, LP (CPT1) was formed on October 29, 2007 for the purpose of acquiring and managing timberlands in the Southeastern United States. CPT1 currently owns approximately 1.1 million acres of fee timber and timberlands in Texas. CPT1 is owned by Crown Pine REIT, Inc. (the REIT), a Delaware corporation formed on January 30, 2009, and Crown Pine Parent, LP (CP Parent), a Delaware limited partnership formed on August 3, 2007. CP Parent and the REIT’s ownership interests in CPT1 are 81.24296% and 18.75704%, respectively. Crown Pine Parent GP, LLC, a Delaware limited liability company owned by Campbell Global, is the sole general partner of CP Parent.

Crown Pine Realty 1, Inc. (CPR1) is a Delaware corporation formed on January 30, 2009, for the purpose of managing land sale and marketing activities for the timberlands owned by CPT1. CPR1 is a wholly-owned subsidiary of CPT1.

Crown Pine Leasing, LLC (Leasing) is a Delaware limited liability company formed on January 27, 2009 for the purpose of managing hunting and recreational leases on the timberlands owned by CPT1 pursuant to a master recreational lease with CPT1. Leasing is a wholly-owned subsidiary of CPT1.

CPT LogCo, LLC (LogCo) is a Delaware limited liability company formed on October 4, 2007 for the purpose of buying and harvesting timber and selling logs on the open market, as well as servicing the supply agreements with TIN, Inc. (Temple-Inland), as discussed in note 5. The sole managing member of LogCo is CPT LogCo, Inc. whose sole shareholder is Campbell Global. LogCo harvests timber from timberlands held by CPT1 and Crown Pine Timber 4, LP (CPT4) (collectively, the Timber LPs) and sells principally to unrelated third parties. CPT4 is a subsidiary of CP Parent and the REIT and owns timberlands and timber lease rights in Louisiana. The Timber LPs sell substantially all of their harvested timber through several stumpage agreements with LogCo.

The Texas timberlands (owned by CPT 1) and non-Texas timberlands (owned by CPT 4) are managed collectively as a portfolio (Crown Pine) by Campbell Global.

CP Parent is in discussions with a third party for the sale of certain timberlands located in Texas (the Texas Timberlands) to be structured as a sale of the CP Parent subsidiaries CPT1, CPR1 and Leasing, and certain components of LogCo related to the operation of the Texas Timberlands (the Sale).

(b)	Basis of Presentation

The accompanying combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for the purpose of presenting the combined financial position, results of operations, changes in partners’ capital and cash flows related to the Texas Timberlands and include the accounts of CPT1, CPR1, Leasing and the components of LogCo to be included in the Sale (collectively, the Company). Financial statements have not been historically prepared for the Company. The accompanying combined carve-out financial statements are derived from historical accounting records of Crown Pine and include the

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CROWN PINE TIMBER 1, L.P. AND AFFILIATED ENTITIES

Notes to Combined Carve-Out Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

assets, liabilities, revenue and expenses of the Company directly attributable to the Texas Timberlands, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in partners’ capital and cash flows of the Company on a stand-alone basis. The historical operating results and cash flows of the Company may not be indicative of what they would have been had the Company been a stand-alone entity, nor are they necessarily indicative of what the Company’s operating results and cash flows may be in the future.

The combined carve-out statements of operations for the Company include allocations of certain shared costs between the Texas and non-Texas operations of Crown Pine. Allocations of these shared costs were performed in order to reflect the appropriate portion of each in the accounts of the Company and were based primarily on either relative acres under management or relative volumes harvested during the periods presented. Management believes the methodologies applied for these allocations are reasonable and that allocations of these shared costs are not material to the combined carve-out financial statements.

All intercompany accounts and transactions between entities included within the accompanying combined carve-out financial statements have been eliminated.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include depletion.

(b)	Partners’ Capital

Cash management and financing of the operations of Crown Pine is performed on a centralized basis. As a result, none of the cash, cash equivalents or direct indebtedness of Crown Pine have been allocated to the Company in the accompanying combined carve-out financial statements. The effect of all cash and financing transactions of Crown Pine related to the Company flow through partners’ capital.

Profits and losses for each fiscal year are allocated to partners’ capital accounts pro rata based on their respective ownership interests.

(c)	Revenue Recognition

Log Sales

The Company recognizes revenue from log and fiber sales upon delivery to the customer. The Company is typically responsible for all logging and hauling costs.

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CROWN PINE TIMBER 1, L.P. AND AFFILIATED ENTITIES

Notes to Combined Carve-Out Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

Pay-As-Cut Contracts

Under pay-as-cut contracts, title and risk of loss from stumpage sales transfer to the buyer as the trees are cut. Revenue is recognized as timber is harvested. The buyer is typically responsible for all logging and hauling costs. Certain pay-as-cut contracts require an advance payment. The Company deferred a nominal amount of revenue for advance payments received as of December 31, 2017, 2016 and 2015. The Company, in order to maintain capital gain treatment under IRC Section 631(b), and avoid unrelated business taxable income for certain partners, retains economic interest in the timber until it is harvested.

Hunting Lease Income

The Company receives payment for hunting leases in advance. The revenue is recognized ratably over the term of the hunting leases, which is typically one year. The Company recognized $8,343, $8,044 and $7,745 of hunting lease income during the years ended December 31, 2017, 2016 and 2015, respectively, which is included in other revenue in the accompanying combined carve-out statements of operations. At December 31, 2017, 2016 and 2015, the Company had $4,054, $4,033 and $3,969, respectively, of deferred revenue from hunting leases, which is included in deferred revenue in the accompanying combined carve-out balance sheets.

(d)	Stumpage Agreements

On October 31, 2007, the Timber LPs entered into a Master Sawtimber Stumpage Agreement (Sawtimber Stumpage Agreement) and a Master Pulpwood Stumpage Agreement (Pulpwood Stumpage Agreement), collectively the Stumpage Agreements, with LogCo. The Stumpage Agreements provide a source of logs and obligate LogCo to purchase all of the planned stumpage of the Timber LPs through the terms of the Supply Agreements. The Sawtimber Stumpage Agreement and the Pulpwood Stumpage Agreement expire upon the termination of the Sawtimber Supply and Pulpwood Supply Agreements. Volumes and prices under the Stumpage Agreements for timber to be purchased are negotiated quarterly with the intention of approximating existing market conditions. CPT1 sold $18,399, $28,515 and $32,084 (approximately 2,714 tons, 3,095 tons and 2,966 tons) of timber to LogCo under the Stumpage Agreements during the years ended December 31, 2017, 2016 and 2015, respectively. All activity between CPT1 and LogCo has been eliminated in the accompanying combined carve-out financial statements.

(e)	Concentration of Credit Risk

The Company is subject to credit risk through accounts receivable.

For the year ended December 31, 2017, two customers accounted for 38% and 37% of log and stumpage sales. As of December 31, 2017, three customers accounted for 26%, 22% and 14% of accounts receivable outstanding. For the year ended December 31, 2016, two customers accounted for 37% and 36% of log and stumpage sales. As of December 31, 2016, two customers accounted for 40% and 21% of accounts receivable outstanding. For the year ended December 31, 2015, two customers accounted for 38% and 34% of log and stumpage sales. As of December 31, 2015, two customers accounted for 16% and 13% of accounts receivable outstanding.

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CROWN PINE TIMBER 1, L.P. AND AFFILIATED ENTITIES

Notes to Combined Carve-Out Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

There was no allowance for doubtful accounts at December 31, 2017, 2016 and 2015.

(f)	Inventory

Inventory consists of rock, seedlings, and tree seed and is carried at lower of cost or market.

(g)	Timber and Timberlands

Timber and timberlands, including logging roads, are stated at cost less depletion for timber previously harvested and accumulated amortization related to roads. Amortization of logging roads and depletion of timber harvested are determined based on the volume of timber harvested in relation to the amount of estimated recoverable timber. The Company estimates its timber inventory using statistical information and data obtained from physical measurements, site maps, photo-types, and other information-gathering techniques. These estimates are updated annually and may result in adjustments of timber volumes and depletion rates, which are recognized prospectively. Changes in these estimates have no impact on the reported cash flow.

(h)	Buildings and Equipment

Buildings and equipment, including additions and improvements that add to productive capacity or extend useful life, are recorded at cost. Maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from their respective accounts and any gain or loss is reflected in earnings.

Depreciation is calculated on buildings and equipment for financial reporting purposes using the straight-line method and is based on estimated useful lives of twenty years and three years, respectively.

Depreciation expense for the years ended December 31, 2017, 2016 and 2015 was $108, $108 and $103, respectively. Accumulated depreciation on buildings and equipment was $1,078, $981 and $904 at December 31, 2017, 2016 and 2015, respectively.

(i)	Impairment of Long-Lived Assets

The Company reviews its long-lived assets, primarily timber and timberlands, for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. The Company compares the carrying value of the assets with the asset’s expected future undiscounted cash flows. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists which is measured by the excess of the carrying value over the fair value of the assets. There were no triggering events and thus no impairment was recognized during the years ended December 31, 2017, 2016, and 2015.

(j)	Fair Value of Financial Instruments

Accounting Standards Codification Topic 820, Fair Value Measurement (ASC Topic 820), defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a

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CROWN PINE TIMBER 1, L.P. AND AFFILIATED ENTITIES

Notes to Combined Carve-Out Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The Company does not have any assets or liabilities that are measured at fair value.

The carrying value of all current assets and liabilities at December 31, 2017, 2016 and 2015 approximate their fair values due to their short maturity, less than one year.

(k)	Income Taxes

CPT1, Leasing and LogCo are taxed as partnerships and, accordingly, are generally not liable for federal, state, or local income taxes since income or loss is reported on the separate tax returns of the partners or members. CPR1 is a Taxable REIT Subsidiary (TRS), which is treated as a taxable C-Corporation under the Internal Revenue Code.

The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will be sustained by the applicable tax authority. The Company has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for the year ended December 31, 2017. Tax years potentially subject to examination are years 2014 and forward for all entities included within the Company, which is based on the 3 year statute of limitations. The 2011 tax year is also subject to examination for CPR1 but only to the extent of tax attribute carryforwards.

(l)	Comprehensive Income

Comprehensive income is equal to net income for the years ended December 31, 2017, 2016 and 2015. As such, no separate statements of comprehensive income have been presented.

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CROWN PINE TIMBER 1, L.P. AND AFFILIATED ENTITIES

Notes to Combined Carve-Out Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

(3)	Related-Party Transactions

The Company reimburses Campbell Global for payroll and other administrative costs incurred by Campbell Global on behalf of the Company. Reimbursable costs are billed to the Company by Campbell Global in the normal course of business and are based on proportionate formulas such as time studies, relative acres under management, or relative volumes harvested, depending on the nature of the cost.

Reimbursable costs amounted to $6,339, $7,546, and $7,889 for the years ended December 31, 2017, 2016 and 2015, respectively, which are included in selling, general, and administrative expenses in the accompanying combined carve-out statements of operations. Of this amount, $1,529, $1,741, and $1,876 was unpaid at December 31, 2017, 2016 and 2015, respectively, which is included in accounts payable and accrued liabilities in the accompanying combined carve-out balance sheets.

(4)	Timber and Timberlands

On October 31, 2007, CPT1 purchased approximately 1.13 million acres of fee timber and timberlands in Texas.

As of December 31, 2017, 2016, and 2015, timber and timberlands consisted of the following:

	2017	2016	2015
Timber	$889,324	883,594	876,925
Timberlands	1,039,583	1,039,507	1,040,196
Accumulated depletion	(344,153)	(326,943)	(307,070)

Timber and timberlands, net	$1,584,754	1,596,158	1,610,051

Depletion expense related to timber for the years ended December 31, 2017, 2016 and 2015 was $17,132, $19,873 and $17,445, respectively, which is included in depreciation, depletion and amortization in the accompanying combined carve-out statements of operations.

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CROWN PINE TIMBER 1, L.P. AND AFFILIATED ENTITIES

Notes to Combined Carve-Out Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)

(5)	Supply Agreements

In 2007, the Timber LPs entered into long term supply agreements with Temple-Inland. The supply agreements consist of a Pulpwood Agreement, a Sawtimber Agreement, and a Fiber Agreement, which was terminated in 2012.

The Pulpwood Agreement has a base term of 20 years and commits the Company to produce and deliver annually varying amounts of pulpwood to Temple-Inland on a take or pay basis. The agreement can be extended for an additional five year term at Temple-Inland’s option. The price is updated quarterly and is based (depending on delivery volume) on an industry trade publication or the weighted average price of deliveries from other third parties, which is intended to approximate market. On October 9, 2015, the agreement was amended and restated.

The Sawtimber Agreement has a base term of 12 years, and automatically extends for successive one year periods unless terminated by either party. The agreement commits the Company to produce and deliver varying amounts of volume each year on a take or pay basis to Temple-Inland. The price is updated quarterly and is based on the weighted average price of deliveries from other third parties, which is intended to approximate market. The parties agreed to amend the agreement effective as of July 1, 2012 and revised the volume schedule, adjusted certain specifications, and extended the base term an additional 10 years. The parties agreed to amend and restate the agreement effective October 22, 2015. The pricing under the agreement continues to approximate market.

Temple-Inland was acquired by International Paper on February 13, 2012 and was being operated as a subsidiary of International Paper. Effective July 19, 2013, International Paper divested the building products business of Temple-Inland to Georgia-Pacific. All rights and obligations under the Sawtimber Agreement transferred to Georgia-Pacific.

(6)	Subsequent Events

The Company has performed a review for subsequent events through May 16, 2018, which is the date the combined carve-out financial statements were available to be issued.

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